Independent Auditors' Consent



To the Shareholders and Board of Directors of Managed Municipals Portfolio Inc.:

We consent to the use of our report dated July 15, 1999 for the Managed Municipals Portfolio Inc. incorporated herein by reference and to the references to our Firm under the headings "Financial
Highlights" and "Independent Auditors" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.




	KPMG LLP


New York, New York
August 9, 1999